Exhibit 99.1

Kernel Group Holdings, Inc. (NASDAQ: KRNL) and AIRO Group Holdings, Inc. Announce Effectiveness of Registration Statement

Extraordinary General Meeting scheduled for July 31, 2024.

NEW YORK and ALBUQUERQUE, NM, July 10, 2024 (GLOBE NEWSWIRE) – Kernel Group Holdings, Inc. (NASDAQ: KRNLU, KRNL, KRNLW) (“Kernel” or the “Company”), a special purpose acquisition company, and AIRO Group Holdings, Inc. (“AIRO Group Holdings”), a middle market aerospace and defense group, are pleased to announce that the proxy/registration statement on Form S-4 “) (File No. 333-272402) originally filed by AIRO Group, Inc. (“ParentCo”) with the U.S. Securities and Exchange Commission (“SEC”) on June 2, 2023, as amended (the “Registration Statement”), was declared effective by the SEC on July 9, 2024. The Registration Statement was filed in connection with the proposed business combination between Kernel and AIRO Group Holdings previously announced on March 6, 2023. As a result of the business combination, ParentCo will become the holding company for AIRO Group Holdings and Kernel, and ParentCo common stock and warrants are expected to be listed on Nasdaq under the symbols “AIRO” and “AIROW,” respectively.

Kernel has scheduled an Extraordinary General Meeting of its shareholders to seek approval and adoption of the Agreement and Plan of Merger dated March 3, 2023, by and among Kernel, AIRO Group Holdings at the other parties thereto, and the transactions contemplated thereby (the “Transaction”). The Extraordinary General Meeting of Kernel stockholders will be held on July 31, 2024, at 9:00 a.m. Eastern Time at Nelson Mullins Riley & Scarborough LLP, 101 Constitution Ave. NW, Suite 900, Washington, DC 20001 or online via https://agm.issuerdirect.com/krnl. Kernel’s shareholders of record as of the close of business on July 10, 2024, are entitled to receive notice of, to vote, and have their votes counted at the Extraordinary General Meeting. Kernel’s shareholders will be mailed the proxy statement and prospectus in connection with the Transaction beginning July 10, 2024. The Registration Statement containing the proxy statement and prospectus contains important information about the proposed Transaction, the Agreement and Plan of Merger, and the proposals to be considered at the Extraordinary General Meeting. The Registration Statement containing the proxy statement, prospectus, and proposals to be considered is available through the SEC’s website at www.sec.gov or at www.kernelspac.com.

The closing of the Transaction, which is expected to occur in early August 2024, is subject to, among other things, the approval by Kernel’s shareholders, satisfaction of the conditions stated in the Agreement and Plan of Merger and other customary closing conditions, including approval by The Nasdaq Stock Market to list the securities of ParentCo.

About Kernel (KRNL)

Kernel Group Holdings (NASDAQ: KRNLU, KRNL, KRNLW) is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with a business in the Commerce Enablement, Logistics Technologies, Marketplaces and Services space. The team is composed of seasoned executives with a unique combination of experiences in wholesale and retail, logistics, distribution, technology development and transformation. To learn more, visit: www.kernelspac.com.

About AIRO Group Holdings

AIRO Group Holdings is a privately-held mid-market aerospace and defense company with offices in the US, Canada and the EU, providing innovative, industry-leading products and services via its four synergistic divisions: Advanced Avionics, Electric Air Mobility, Uncrewed Air Systems, and Training. To learn more, visit: www.theairogroup.com

Additional Information and Where to Find It

For additional information on the proposed Transaction, see Kernel’s Current Report on Form 8-K, filed with the SEC on March 6, 2023. In connection with the Transaction, ParentCo filed with the SEC a registration statement on Form S-4, which includes a document that serves as a proxy statement of Kernel, relating to the proposed Transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that Kernel or ParentCo has filed or may file with the SEC in connection with the proposed Transaction. Kernel’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Transaction, as these materials will contain important information about ParentCo, Kernel, AIRO Group Holdings, and the proposed Transaction. The definitive proxy statement/prospectus and other relevant materials for the proposed Transaction will be mailed to shareholders of Kernel as of July 10, 2024 for voting on the proposed Transaction. Before making any voting or investment decision, investors and shareholders of Kernel are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they contain important information about the proposed Transaction. Kernel investors and shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Kernel Group Holdings, Inc., 515 Madison Avenue, Suite 8078, New York, NY 10022, Attention: Mr. Suren Ajjarapu.

Participants in the Solicitation

Kernel, AIRO Group Holdings, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Kernel’s shareholders with respect to the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of Kernels’ directors and officers in Kernel’s and ParentCo’s filings with the SEC, including the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC.

No Offer or Solicitation

This press release is not a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transaction between ParentCo, Kernel and AIRO Group Holdings, including without limitation statements regarding the anticipated benefits of the proposed Transaction, the anticipated timing of the proposed Transaction, the implied enterprise value, future financial condition and performance of AIRO Group Holdings and the combined company after the closing and expected financial impacts of the proposed Transaction, the satisfaction of closing conditions to the proposed Transaction, the level of redemptions of Kernel’s public shareholders and the products and markets and expected future performance and market opportunities of AIRO Group Holdings. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Kernel’s securities; (ii) the risk that the proposed Transaction may not be completed by Kernel’s business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed Transaction, including the approval of the Agreement and Plan of Merger by the shareholders of Kernel, the satisfaction of the minimum cash at closing requirements and the receipt of certain governmental, regulatory and third party approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger; (v) the failure to achieve the minimum amount of cash available following any redemptions by Kernel’s shareholders; (vi) redemptions exceeding anticipated levels or the failure to meet The Nasdaq Capital Market’s initial listing standards in connection with the consummation of the proposed Transaction; (vii) the effect of the announcement or pendency of the proposed Transaction on AIRO Group Holdings’ business relationships, operating results, and business generally; (viii) risks that the proposed Transaction disrupts current plans and operations of AIRO Group Holdings; (ix) the outcome of any legal proceedings that may be instituted against AIRO Group Holdings or against Kernel related to the Agreement and Plan of Merger or the proposed Transaction; (x) changes in the markets in which AIRO Group Holdings competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) risk that AIRO Group Holdings may not be able to execute its growth strategies; (xiii) risks related to the ongoing COVID-19 pandemic and response, including supply chain disruptions; (xiv) risk that AIRO Group Holdings may not be able to develop and maintain effective internal controls; (xv) costs related to the proposed Transaction and the failure to realize anticipated benefits of the proposed Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; (xvi) the ability to recognize the anticipated benefits of the proposed Transaction and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of AIRO Group Holdings to grow and manage growth economically and hire and retain key employees; (xvii) the risk that AIRO Group Holdings may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xviii) the risk that AIRO Group Holdings will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xix) the risk that AIRO Group Holdings, post-combination, experiences difficulties in managing its growth and expanding operations; (xx) the risk of product liability or regulatory lawsuits or proceedings relating to AIRO Group Holdings’ business; (xxi) the risk of cyber security or foreign exchange losses; (xxii) the risk that AIRO Group Holdings is unable to secure or protect its intellectual property; and (xxiii) those factors discussed in ParentCo’s filings with the SEC and that that will be contained in the proxy statement/prospectus relating to the proposed Transaction.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement/prospectus and the amendments thereto, the definitive proxy statement, and other documents to be filed by ParentCo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while ParentCo, AIRO Group Holdings and Kernel may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither ParentCo, AIRO Group Holdings nor Kernel gives any assurance that ParentCo, AIRO Group Holdings or Kernel will achieve its expectations. These forward-looking statements should not be relied upon as representing ParentCo’s, Kernel’s or AIRO Group Holdings’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Contact:

hd@kernelcap.com